Exhibit 21.1

Subsidiaries

EERG Energy, ULC (wholly-owned by American Eagle Energy Corporation)

AMZG, Inc. (wholly-owned by American Eagle Energy Corporation)

AEE Canada Inc. (wholly-owned by AMZG, Inc.)